Exhibit 99.1

Gamida Cell Announces Launch of Public Offering of Ordinary Shares

BOSTON, Mass., September 27, 2022 – Gamida Cell Ltd. (Nasdaq: GMDA), the global leader in the development of NAM-enabled cell therapies for patients with hematologic and solid cancers and other serious diseases, today announced the launch of a follow-on public offering of its ordinary shares. In addition, Gamida Cell expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the ordinary shares to be sold in the offering on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed. All of the shares in the offering are to be sold by Gamida Cell.

Gamida Cell intends to use the net proceeds from this offering, together with its existing cash and cash equivalents and trading financial assets: to fund (i) commercial readiness activities to support potential launch of omidubicel, if approved; (ii) the continued clinical development of its NK product candidates, including GDA-201; and (iii) general corporate purposes, including general and administrative expenses and working capital.

Piper Sandler & Co. and JMP Securities, a Citizens Company, are acting as joint book-running managers for this offering.

A registration statement on Form S-3 (File No. 333-259472) relating to the ordinary shares has been filed with the Securities and Exchange Commission and declared effective on April 1, 2022. This offering will be made only by means of a prospectus supplement. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering may be obtained, when available, from: Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com, or JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Prospectus Department, by calling (415) 835-8985, or by e-mail at syndicate@jmpsecurities.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gamida Cell

Gamida Cell is pioneering a diverse immunotherapy pipeline of potentially curative cell therapy candidates for patients with solid tumor and blood cancers and other serious blood diseases. We apply a proprietary expansion platform leveraging the properties of NAM to allogeneic cell sources including umbilical cord blood-derived cells and NK cells to create therapy candidates with potential to redefine standards of care. These include omidubicel, an investigational product with potential as a life-saving alternative for patients in need of bone marrow transplant, and a line of modified and unmodified NAM-enabled NK cells targeted at solid tumor and hematological malignancies.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to whether Gamida Cell will offer the ordinary shares or consummate the offering, timing, size and use of proceeds of the offering described herein, and its expectations with respect to granting the underwriters a 30-day option to purchase additional ordinary shares. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those that are described in the Risk Factors sections of the preliminary prospectus supplement for such offering to be filed with the SEC, and the documents incorporated by reference therein, including without limitation the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022, the accompanying prospectus and other filings that Gamida Cell makes with the SEC from time to time (which are available at http://www.sec.gov), any of which could cause the events and circumstances discussed in such forward-looking statements to not occur on the terms described or at all. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Gamida Cell undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law.

Investor Contact:

Courtney Turiano

Stern Investor Relations, Inc.

Courtney.Turiano@sternir.com

1-212-362-1200

Media Inquiries:

Heather DiVecchia

Director, IR and Corporate Communications

Heather@gamida-cell.com

1-617-892-9083